 Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or

The Hackett Group Announces Third Quarter 2013 Results

•	Q3 2013 revenue of $57.9 million up 4% and pro forma EPS of $0.12 up 9% from prior year, both at mid-point of guidance
•	Board increases remaining stock repurchase authorization to $10.0 million
•	Company declares annual dividend of $0.10 for holders of record on December 10, 2013

MIAMI, FL – November 5, 2013 - The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and business transformation and technology consulting firm, today announced its financial results for the third quarter of 2013, which ended September 27, 2013.

Third quarter 2013 revenue was $57.9 million, up 4% from prior year. Pro forma diluted earnings per share were $0.12, up 9% when compared to $0.11 for the same period in 2012. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.  GAAP diluted earnings per share were $0.08 for both the third quarter of 2013 and 2012.

At the end of the third quarter of 2013, the Company's cash balances were $15.4 million and the Company had $15.0 million outstanding on its credit facility.

Subsequent to September 27, 2013, the Company completed its tender offer through which it bought back approximately 1.0 million shares at a purchase price of $7.00 per share for an aggregate cost of approximately $6.9 million, excluding fees and expenses. The tender offer was funded by drawing $7.0 million on the Company's amended and restated credit agreement, which brings the current outstanding balance on the credit facility to $22.0 million.

In its recent meeting, the Company's Board of Directors declared the payment of a dividend of $0.10 for holders of record on December 10, 2013.  This dividend will be paid on December 20, 2013.  Additionally, the Board of Directors  approved to increase the stock repurchase program authorization by an additional $5.0 million.  This brings the Company's remaining stock repurchase authorization to $10.0 million.

"We reported solid quarterly results driven by strong US demand which was somewhat offset by weaker than expected results in Europe and Australia," stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc.  "We now expect continuing deterioration in both Europe and Australia to more than offset continued year on year US improvements in the fourth quarter.  However, as we enter the new year, we expect our increased investment in EPM capabilities in Europe to strengthen our overall market offering and performance in 2014."

Based on the current economic outlook, the Company estimates total revenue for the fourth quarter of 2013 to be in the range of $51.0 million to $53.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.07 to $0.09.

Other Highlights

Offshoring Research Update - New research from The Hackett Group found that large companies in North America and Europe are now losing over 250,000 jobs each year in IT, finance, and other key business services areas, due to the combined impact of offshoring, technology-driven productivity improvements, and the low-growth business environment.  While the number of jobs being lost annually will decline over the next few years, The Hackett Group now estimates that by 2017 nearly half of all back office jobs at these companies that existed in North America and Europe in 2002 will have disappeared -- a total loss of 3.7 million jobs.

Global Operating Model Research - New research from The Hackett Group found that while many large companies are aggressively pursuing globalization of their products and brands, the large majority are flying blind, without the ability to truly see what is happening globally or make adjustments. Hackett's new "Global Operating Model" Book of Numbers research, which looks at the performance of more than 100 companies, found a strong acceleration of the trend towards globalization of business, with most companies moving toward high levels of globalization for their products and services lines and expanding the globalization of delivery of business services over the next few years. In large part these trends are being driven by high growth rates in China and other emerging markets combined with stagnation in developed markets.

European Best Practices Conference - The Hackett Group held its 2013 European Best Practices Conference in Berlin October 30-31 for over 200 attendees. The theme was "Borderless Business: Integrating the Enterprise for Sustainable Success," and the conference featured presentations by senior executives from more than 15 global companies, including: ABB Switzerland, Airbus/EADS, Amway, Antalis, Atos, Bayer, Coca-Cola Enterprises, Deutsche Bank, Glaxo SmithKline, National Grid, Nestlé, OC Oerlikon Management, Rio Tinto, Tetra Pak International, and Unilever.

Category Insight Research - In early October, The Hackett Group announced a significant new capability as part of its services for Procurement leaders, a series of Category Insight Reports. Each report offers empirical analysis to streamline the market research and intelligence efforts of procurement professionals. Initial reports will cover an array of indirect spend areas, including: commercial printing, maintenance, repair, and operations suppliers, temporary labor, and facilities management. The Category Insight Reports are designed to complement the operational research, advisory, procurement strategy and insights, benchmarks, consulting expertise, and other research and transformation capabilities The Hackett Group offers.

On Tuesday, November 5, 2013, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET.

The number for the conference call is (800) 779-3138, [Passcode: Third Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 5, 2013 and will run through 5:00 P.M. ET on Tuesday, November 19, 2013. To access the rebroadcast, please dial (866) 411-8824. For International callers, please dial (203) 369-0662.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 5, 2013 and will run through 5:00 P.M. ET on Tuesday, November 19, 2013. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic business advisory and business transformation and technology consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including enterprise performance management and business intelligence, strategy and operations, working capital management, shared services and globalization advice. Utilizing best practices and implementation insights from more than 8,500 benchmarking engagements, executives use The Hackett Group's empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett ERP Solutions group, The Hackett Group offers business application consulting and application management services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with over 3,500 major corporations and government agencies, including 97% of the Dow Jones Industrials, 84% of the Fortune 100, 87% of the DAX 30 and 48% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at .

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012
Revenue:
Revenue before reimbursements	$51,976	$49,806	$153,188	$150,319
Reimbursements	5,940	5,841	18,038	17,375
Total revenue	57,916	55,647	171,226	167,694

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses
(includes $854 and $685 and $2,540 and $2,202 of stock compensation expense in the quarters and nine months ended September 27, 2013 and
September 28, 2012, respectively)	33,970	31,665	99,375	94,392
Reimbursable expenses	5,940	5,841	18,038	17,375
Total cost of service	39,910	37,506	117,413	111,767

Selling, general and administrative costs
(includes $681 and $674 and $2,162 and $1,860 of stock compensation expense in the quarters and nine months ended September 27, 2013 and
September 28, 2012, respectively)	13,289	13,922	40,482	43,248
Restructuring benefit	-	(319)	-	(319)
Total costs and operating expenses	53,199	51,109	157,895	154,696
Income from operations	4,717	4,538	13,331	12,998
Other income (expense):
Interest income	2	2	6	19
Interest expense	(94)	(196)	(361)	(470)
Income from continuing operations before income taxes	4,625	4,344	12,976	12,547
Income tax expense	1,926	1,751	5,318	2,265
Income from continuing operations	2,699	2,593	7,658	10,282
(Loss) income from discontinued operations	(64)	43	(135)	(268)
Net income	$2,635	$2,636	$7,523	$10,014

Basic net income per common share:
Income per common share from continuing operations	$0.09	$0.09	$0.25	$0.32
(Loss) income per common share from discontinued operations	(0.00)	0.00	(0.00)	(0.01)
Net income per common share	$0.09	$0.09	$0.25	$0.31

Diluted net income per common share:
Income per common share from continuing operations	$0.08	$0.08	$0.24	$0.30
(Loss) income per common share from discontinued operations	(0.00)	0.00	(0.00)	(0.01)
Net income per common share	$0.08	$0.08	$0.23	$0.29

Weighted average common shares outstanding:
Basic	30,627	29,401	30,484	32,405
Diluted	32,797	31,489	32,174	34,312

Pro forma data (1):
Income from continuing operations before income taxes	$4,625	$4,344	$12,976	$12,547
Stock compensation expense	1,535	1,359	4,702	4,062
Restructuring benefit	-	(319)	-	(319)
Amortization of intangible assets	150	137	451	410
Pro forma income before income taxes	6,310	5,521	18,129	16,700
Pro forma income tax expense	2,524	2,208	7,252	6,680
Pro forma net income	$3,786	$3,313	$10,877	$10,020

Pro forma basic net income per common share	$0.12	$0.11	$0.36	$0.31
Weighted average common shares outstanding	30,627	29,401	30,484	32,405

Pro forma diluted net income per common share	$0.12	$0.11	$0.34	$0.29
Weighted average common and common equivalent shares outstanding	32,797	31,489	32,174	34,312

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense and results from discontinued operations and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 27,	December 28,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$14,851	$16,906
Accounts receivable and unbilled revenue, net	37,367	36,869
Deferred tax asset, net	4,194	4,741
Prepaid expenses and other current assets	3,116	2,335
Total current assets	59,528	60,851

Restricted cash	522	683
Property and equipment, net	13,032	12,859
Other assets	1,093	1,598
Goodwill, net	75,967	76,220
Non-current deferred tax asset, net	-	1,710
Total assets	$150,142	$153,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,852	$7,711
Accrued expenses and other liabilities	21,831	26,484
Current portion of long-term debt	-	2,895
Total current liabilities	26,683	37,090
Long-term deferred tax liability, net	2,677	-
Long-term debt	15,026	22,105
Total liabilities	44,386	59,195

Shareholders' equity	105,756	94,726
Total liabilities and shareholders' equity	$150,142	$153,921

Page 6 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 27,	June 28,	September 28,
	2013	2013	2012
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$48,689	$47,659	$45,429
ERP Solutions (3)	9,227	11,302	10,218
	$57,916	$58,961	$55,647

Revenue Concentration:
(% of total revenue)
Top customer	3%	3%	3%
Top 5 customers	12%	16%	11%
Top 10 customers	22%	24%	20%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	718	735	726
Total headcount	912	926	932
Days sales outstanding (DSO)	59	55	57
Cash provided by operating activities (in thousands)	$3,858	$5,720	$4,857
Depreciation (in thousands)	$456	$461	$492
Amortization (in thousands)	$150	$151	$136

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$358	$358	$338

ERP Solutions:
ERP Solutions consultant utilization rate (3)	72%	83%	74%
ERP Solutions gross billing rate per hour (3)	$132	$130	$130

Share Repurchase Plan:
Shares purchased in the quarter (in thousands)	-	124	-
Cost of shares repurchased in the quarter (in thousands)	$-	$594	$-
Average price per share of shares purchased in the quarter	$-	$4.80	$-
Remaining authorization (in thousands)	$4,963	$4,963	$556

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 45% of which are offshore resources.